Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Matthew Markin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002  that:

(1)

The Amendment No. 1 to the Annual Report on Form 10-K of Nugget Resources Inc. (the “Company”) for the fiscal year ended September 30, 2008 (the “ Report ”) fully complies with the requirements of § 13(a) or 15(d) of the  Securities Exchange Act of 1934 ; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:    March 11, 2009

/s/ Matthew Markin

Matthew Markin,

Chief Executive Officer (Principal Executive Officer)

and Chief Financial Officer (Principal Accounting Officer)